Joint Filer Information

Title of Security:             Equity Trust Securities

Issuer & Ticker Symbol:        Equity Securities Trust II (RET)

Designated Filer:              Amaranth LLC

Other Joint Filers:            Amaranth Advisors L.L.C.
                               Nicholas M. Maounis

Addresses:                     The principal business office address for each of
                               the reporting persons is One American Lane, Greenwich, Connecticut 06831.

Signatures:


                               AMARANTH ADVISORS L.L.C.


                               By: /s/ Nicholas M. Maounis
                                   ----------------------------------
                                       Nicholas M. Maounis, President


                               /s/ Nicholas M. Maounis
                               -----------------------
                                   Nicholas M. Maounis